Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-194422 on Form N-14 of our report dated December 19, 2013, relating to the financial statements and financial highlights of The Denali Fund, Inc., appearing in the Annual Report on Form N-CSR of The Denali Fund, Inc. for the year ended October 31, 2013, our reports dated January 27, 2014, relating to the financial statements and financial highlights of Boulder Growth and Income Fund and Boulder Total Return Fund, Inc., appearing in the respective Annual Reports on Form N-CSR of the Boulder Growth and Income Fund and Boulder Total Return Fund, Inc. for the year ended November 30, 2013, our report dated May 23, 2014, relating to the financial statements and financial highlights of First Opportunity Fund, Inc., appearing in the Annual Report on Form N-CSR of the First Opportunity Fund, Inc. for the year ended March 31, 2014, and to the references to us under the heading “Accountant” and “Financial Highlights” in the Joint Proxy Statement/Prospectus and “Accountant” and “Experts” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

October 10, 2014